                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                PAXAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         NEW YORK                                           13-5670050
(State or other jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

105 Corporate Park Drive, White Plains, New York              10604
   (Address of principal executive offices)                 (Zip Code)


                         1994 PAXAR CORPORATION EMPLOYEE
                         STOCK PURCHASE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                 ROBERT S. STONE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                PAXAR CORPORATION
                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 697-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:

                                JACK BECKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860

                         CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities                       Proposed Maximum        Proposed           Amount of
            to be                    Amount to be        Offering Price     Maximum Aggregate    Registration
        Registered                    Registered            Per Share        Offering Price           Fee

Interest in Registrant's Employee
Stock Purchase Plan; each
interest represents one share of
Common Stock                         1,000,000(1)          $      --          $         --          $   ---(2)

Common Stock, par value $.10
per share                            1,000,000(3)(4)       $ 11.8125(5)       $ 11,812,500          $ 3,119

    Total .......................                                                                   $ 3,119

(1) Represents interests granted or to be granted pursuant to the 1994 Paxar Employee Stock Purchase Plan (the "Plan") of Paxar Corporation (the "Registrant").

(2)      No registration fee is required pursuant to Rule 457(h)(3).

(3) The Securities registered hereby represent an addition to the 818,847 shares of common stock authorized (as adjusted for intervening dividends) under the Paxar Corporation 1994 Paxar Corporation Employee Stock Purchase Plan which were registered previously on a registration statement on Form S-8 (File No. 33-77856, dated April 18, 1994).

(4) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (h) (1) based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on August 10, 2000.




                                EXPLANATORY NOTE

         This Amendment No. 1 to Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of the Registrant's common stock, $.10 par value per share ("Common Stock"), issuable pursuant to the Registrant's 1994 Paxar Corporation Employee Stock Purchase Plan, as amended (the "Plan"). The contents of the Registration statement on Form S-8 (File No. 33-77856), dated April 18, 1994, are incorporated herein by reference.



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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Paxar Corporation, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (3) The Registrant's Current Reports on Form 8-K dated February 8, 2000, March 9, 2000, and May 18, 2000 (as amended by Amendment No. 1 on Form 8-K/A dated August 1, 2000);

         (4) The description of the Registrant's common stock, par value $.10 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Jack Becker, a member of Snow Becker Krauss P.C., counsel to the Registrant and a Director of the Company, beneficially owns, directly and indirectly, an aggregate of 201,218 shares of Common Stock, and certain other member of Snow Becker Krauss P.C. also beneficially own shares of the Registrant's Common Stock. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.


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
         In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

         Article Sixteen of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Sections 722 and 723 of the NYBCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by subsections (b) and (c) of Section 724 of the NYBCL.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

        EXHIBIT NO.                DESCRIPTION OF EXHIBIT
        -----------                ----------------------

        4.1 1994 Paxar Corporation Employee Stock Purchase Plan, as Amended (incorporated by reference from the Registrant's report on Form S-8 dated, April 18,
                           1994 (File No. 33-77856).

        5.1                Opinion of Snow Becker Krauss P.C.

        23.1               Consent of Snow Becker Krauss P.C. (included in
                           Exhibit 5.1 hereto).

        23.2               Consent of Arthur Andersen LLP.

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
ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10 (a)
(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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
                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds the believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 14th day of August, 2000.

                                       PAXAR CORPORATION


                                       By: /s/ Jack Plaxe
                                          --------------------------------------
                                           Jack Plaxe, Senior Vice President and
                                           Chief Financial Officer

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Plaxe and Robert S. Stone and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on August 14, 2000:


/s/ Arthur Hershaft                         /s/ Victor Hershaft
--------------------------------            ------------------------------------
Arthur Hershaft, Chairman, Chief            Victor Hershaft, Director
Executive Officer and Director


/s/ Jack Becker                             /s/ Thomas R. Loemker
--------------------------------            ------------------------------------
Jack Becker, Director                       Thomas R. Loemker, Director


/s/ Leo Benatar                             /s/ James C. McGroddy
--------------------------------            ------------------------------------
Leo Benatar, Director                       James C. McGroddy, Director


                                            /s/ David E. McKinney
--------------------------------            ------------------------------------
Warren Flick, Director                      David E. McKinney, Director


/s/ Paul J. Griswold
--------------------------------            ------------------------------------
Paul J. Griswold, President,                Walter W. Williams, Director
Chief Operating Officer, and
Director


                                            /s/ Jack R. Plaxe
                                            ------------------------------------
                                            Jack R. Plaxe, Senior Vice President
                                            and Chief Financial Officer
                                            (Principal Financial Officer)


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